SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 21, 2003

Date of Report (Date of
earliest event reported)

QUINTON CARDIOLOGY SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49755	94-3300396

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)

(425) 402-2000 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 3.2

Item 5. Other Events.

Reincorporation Merger

Effective May 21, 2003 (the “Effective Date”), Quinton Cardiology Systems, Inc., a California corporation (“Quinton California”), completed its reincorporation in the State of Delaware by means of a merger (the “Reincorporation Merger”) with and into its wholly owned subsidiary, Quinton Cardiology Systems, Inc., a Delaware corporation (the “Company”). Pursuant to the Reincorporation Merger, the Company succeeded to all of the business, properties, assets and liabilities of Quinton California and each outstanding share of common stock, no par value per share, of Quinton California was converted into one (1) share of common stock, $0.001 par value per share, of the Company. The Merger was approved by the shareholders of Quinton California at the annual meeting of stockholders held on May 16, 2003 (the “2003 Annual Meeting”) for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Restated Certificate of Incorporation (the “Restated Certificate”) and Bylaws (the “Bylaws”) of the Company in effect immediately prior to the Reincorporation Merger continue to govern the Company as the surviving corporation of the Reincorporation Merger.

Pursuant to Rule 12g-3(a) under the Exchange Act, the common stock of the Company is deemed to be registered under Section 12(g) of the Exchange Act. Immediately following the Reincorporation Merger, each stock certificate representing issued and outstanding shares of Quinton California’s common stock continued to represent the same number of shares of the Company’s common stock, and the shares of Quinton California’s common stock that converted into shares of the Company’s common stock continued to trade on the Nasdaq National Market without interruption under the same symbol (QUIN).

Description of Capital Stock Following Reincorporation Merger

Under the Restated Certificate, the authorized capital stock of the Company consists of 65,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the Effective Date, the outstanding capital stock of the Company consisted of 12,120,793 shares of Common Stock and no shares of Preferred Stock. The following description of the Company’s capital stock and certain provisions of its Restated Certificate and Bylaws is a summary and is qualified in its entirety by the provisions of the Restated Certificate and Bylaws, copies of which have been filed herewith as Exhibits 3.1 and 3.2 respectively.

Common Stock

Holders of Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the Company’s stockholders, including the election of directors. Holders of Common Stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Holders of Common Stock are entitled to receive dividends when dividends are declared by the Company’s board of directors out of assets legally available for the payment of dividends, subject to preferential rights of any outstanding shares of Preferred Stock. If the Company is liquidated, dissolved or wound up, whether voluntarily or involuntarily, after payment of the Company’s debts or other liabilities and provision for the liquidation preferences of any outstanding shares of Preferred Stock, the Company’s remaining assets will be distributed pro rata among the holders of Common Stock. The Common Stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate and issue in the future. The outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

The Company’s board of directors has the authority, without action by the stockholders, to issue up to an aggregate of 10,000,000 shares of Preferred Stock in one or more classes or series and to fix the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series of Preferred Stock, including dividend rights, convertibility, voting rights, redemption rights, liquidation preferences and the number of shares constituting any series, any or all of which may be superior to the rights of the Common Stock. As of the date of this report, the board of directors of the Company has not designated or issued any series of Preferred Stock.

Warrants

As of the date of this report, the Company has one warrant outstanding to purchase an aggregate of 41,460 shares of Common Stock at an exercise price of $0.02 per share. At the holder’s option, the Company is required to make a cash payment to the holder equal to the fair market value of the shares issuable upon conversion of the warrant minus the aggregate exercise price. The exercise price and the number and class of shares issuable upon the exercise of the warrant will adjust upon the occurrence of events such as stock dividends, stock splits, reorganizations, reclassifications and consolidations. Unless earlier exercised, the warrant terminates on June 30, 2003.

Antitakeover Effects of the Restated Certificate and Bylaws

Issuance of Preferred Stock. Under the Restated Certificate, the Company’s board of directors, without stockholder approval, may issue Preferred Stock with rights superior to the Common Stock. As a result, the board of directors could issue Preferred Stock on terms intended to delay or prevent a change in control or to make removal of management more difficult.

Election and Removal of Directors. The Company has a classified board of directors divided into three classes with staggered three-year terms. Only one class of directors may be elected each year, while the directors in the other classes continue to hold office for the remainder of their three-year terms. Stockholders may remove a director only for cause, upon the affirmative vote of the holders of a majority of the Common Stock. Because the procedure for electing and removing directors on a classified board generally makes it more difficult for stockholders to replace a majority of the board, the classified board structure may discourage a third party tender offer or other attempt to gain control of the Company and may maintain the incumbency of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. The Bylaws contain advance notice procedures with respect to stockholder proposals and stockholder nominations of candidates for election as directors. These provisions may preclude stockholders from nominating directors or bringing any other business at a particular meeting if the stockholders do not follow the proper procedures. In addition, the procedures may deter a third party from soliciting proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company or its stockholders.

Special Meetings of Stockholders; Action by Written Consent. The Restated Certificate and Bylaws authorize only the Company’s board of directors, chairman of the board or president to call a special meeting of stockholders and prohibit the Company’s stockholders from acting by written consent without a meeting. Since these provisions discourage a hostile acquisition, proxy contest or other attempt to gain control of the Company without consent of the board, they give the board greater negotiating leverage with any potential acquiror.

Submission of Stockholder Proposals at 2004 Annual Meeting of Stockholders

For stockholder proposals to be included in the proxy statement and proxy for the Company’s 2004 annual meeting of stockholders, they must be received by the Company not later than December 20, 2003 rather than December 13, 2003 as was inadvertently stated in proxy statement for the Company’s 2003 Annual Meeting.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

3.1	Restated Certificate of Incorporation of the Registrant.

3.2	Bylaws of the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTON CARDIOLOGY SYSTEMS, INC.

By:	/s/ MICHAEL K. MATYSIK

Michael K. Matysik
Senior Vice President and Chief Financial Officer

Dated: May 21, 2003

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Restated Certificate of Incorporation of the Registrant.

3.2	Bylaws of the Registrant.